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                                                                   EXHIBIT 10.13

            ASSIGNMENT AND SECURITY AGREEMENT dated as of February 21, 1997, made by Union-Transport Corporation, a New York corporation (the "Grantor"), to Nedcor Bank Limited (the "Bank"), a party to the Facility Agreement (as hereinafter defined) and the Guaranty (as hereinafter defined).

            PRELIMINARY STATEMENTS. The Bank has entered into an Amendment dated as of January 27, 1997 to a Restricted Facility Agreement dated as of January 2, 1997 (said Amended Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Facility Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Union-Transport Inc., a corporation organized under the laws of the British Virgin Islands with its principal office in St. Peter Port,, Guernsey, Channel Islands ("UTI"). UTI is the indirect owner of 100% of the shares of the Grantor. The Bank has also entered into a Deed of Amendment dated as of February 21, 1997 to a Guaranty and Indemnity dated as of July 5, 1996 (said Amended Deed, as it may hereafter be amended or otherwise modified from time to time being the "Guaranty") with the Grantor pursuant to which the Grantor has guaranteed certain of the obligations of UTI under the Facility Agreement up to a maximum aggregate amount of US$8,500,000.00. It is a condition precedent to the utilization of the Facility Agreement that the Grantor shall have granted the security interest contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to extend credit under the Facility Agreement, the Grantor hereby agrees as follows:

            SECTION 1. Grant of Security. The Grantor hereby assigns and pledges to the Bank and hereby grants to the Bank a security interest in, all of the Grantor's right, title and interest in and to the following (the "Collateral"):

            (a) All rights and claims of the Grantor, now or hereafter existing, for moneys (including finance charges) due and to become due from customers of Grantor ("Customers") in connection with the rendering of services by Grantor, including all of the Grantor's right, title and interest in and to goods with respect to which such services are provided (the "Accounts Receivable"), excluding those rights and claims of the Grantor due and to become due from Customers arising out of the services of Grantor relating to export shipments sent via air transport (those Accounts Receivable not so excluded being the "Receivables")


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            (b) All agreements with such Customers, accounts, documents, chattel paper, credits, things in action, general intangibles, insurance proceeds, checks, drafts, security agreements and other instruments or documents securing, evidencing or otherwise relating to any and all of the Receivables (all such instruments and documents, whenever arising, being hereinafter called the "Related Documents").

            (c) All rights and remedies or the Grantor under or with respect to any and all of the Receivables and Related Documents.

            (d) All proceeds of any and all of the foregoing Collateral including amounts from time to time maintained in an operating account currently maintained by the Grantor with Bank of New York (the "Operating Account").

            SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Grantor now or hereafter existing under the Guaranty whether for principal, interest, fees, charges, expenses, amounts due upon termination or expiration or otherwise, and all obligations of the Grantor now or hereafter existing under this Agreement (all such obligations of the Grantor being the "Obligations").

            SECTION 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding (a) the Grantor shall be liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Bank of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) the Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to correct or enforce any claim for payment assigned hereunder by reason of this Agreement.

            SECTION 4. Representations and Warranties. The Grantor represents and warrants as follows:

            (a) The chief place of business and chief executive office of the Grantor are located at the following address:

                           19443 Laurel Park Road
                           Suite 107
                           Rancho Dominguez, CA 90220


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            (b) The Grantor owns or will own the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interests created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

            (c) This Agreement creates a valid priority security interest in the Collateral and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken in California and the States listed on Exhibit A hereto (the "States").

            (d) Other than as provided in paragraph (c) above to perfect security interests in the States and California, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor or (ii) for the perfection of or the exercise by the Bank of its rights and remedies hereunder.

            (e) All transactions giving rise to the Collateral assigned and to be assigned hereunder are and will be in compliance with all legal requirements of Federal, State and local governments.

            (f) All contracts and agreements giving rise to Receivables assigned or to be assigned hereunder are legally enforceable.

            (g) The Receivables are and shall be unencumbered by any security interest, lien, mortgage or the like and shall represent bona fide obligations of Customers arising out of the sale of merchandise and/or rendition of services by the Grantor.

            (h) The accuracy of all data and information turned over to the Bank with respect to transactions with Customers.

            SECTION 5. Further Assurances. (a) The Grantor agrees that, from time to time, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action that the Bank may request consistent with the Guaranty and the Facility Agreement, in order to perfect and protect any security interest


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granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Bank may request in order to perfect and preserve the security interests granted or purported to be granted hereby.

            (b) The Grantor hereby authorizes the Bank to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law.

            (c) The Grantor will furnish to the Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Bank may reasonably request, all in reasonable detail.

            SECTION 6. As to Receivables. The Grantor shall keep its chief place of business and chief executive office at the location therefor specified in
Section 4(a) or, upon 30 days' prior written notice to the Bank, at such other location in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables.

            SECTION 7. Transfers and Other Liens. The Grantor shall not:

            (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except pursuant to this Agreement.

            (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any person or entity, except for the security interests created by or disclosed in this Agreement.

            SECTION 8. Bank Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Bank the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the discretion of the Bank following an Event of Default (as hereinafter defined), to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

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            (i) to ask, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Collateral,

            (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above, and

            (iii) to file any claims or take any action or institute any proceedings which the Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Bank with respect to any of the Collateral.

            SECTION 9. Bank May Perform. If the Grantor fails to perform any agreement contained herein, the Bank may itself, if such failure is not remedied within 20 days after written notice from the Bank, perform, or cause performance of, such agreement, and the expenses of the Bank incurred in connection therewith shall be payable by the Grantor under Section 12(b).

            SECTION 10. Remedies and Application of Proceeds.

            A. If the Grantor shall in any way at any time fail to meet any of its undertakings or obligations as set forth in the Guaranty, including the obligation to pay monies to the Bank (an "Event of Default") and either (i) that Event of Default shall be continuing for at least five (5) Business Days ("Business Days" are, days when banks in the State of New York are required to be open for business) or an Event of Bankruptcy (as defined below) shall have occurred with respect to the Grantor:

            (a) The Bank may exercise in respect of the Collateral in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Bank forthwith, assemble all or part of the Collateral as directed by the Bank and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Bank may deem commercially reasonable; provided, however, that prior to any such sale, the Bank shall


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     first offer in writing to sell such Collateral to the Grantor and shall not proceed with any such sale if within 10 days after receipt of such notice, the Grantor shall have furnished to the Bank an irrevocable letter of credit or other commitment satisfactory to the Bank providing for payment to the Bank within 30 days after receipt of such notice of an amount satisfactory to the Bank in respect of such Collateral and counsel to the Bank has previously confirmed that such payment, when received, will not be subject to a valid claim by creditors of the Grantor or by any trustee in bankruptcy or other third party. The Grantor agrees that at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) All cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Bank, be held by the Bank as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 12) in whole or in part by the Bank against, all or any part of the Obligations in the order specified in Section 10C..

            (c) The Grantor will receive in trust for the Bank, and pay over to the Bank forthwith upon receipt, all amounts received by the Grantor in respect of any collection from or other realization upon all or any part of the Collateral, such amounts to be applied as provided in Section 10C.

            (d) The Bank may make, in its discretion, direct collection of all Receivables (including the giving of notices to some or all Customers, the payment into a "lock box" account within the control and dominion of the Bank or its designee, or other similar arrangements) and the Grantor shall dispatch all such notices and instructions to Customers as the Bank may instruct to enable the foregoing. Unless and until the Bank exercises such rights of direct collection of Receivables, the Grantor will diligently collect such Receivables and, if the Bank so specifies, segregate all collection proceeds from other funds of the Grantor so that they are identifiable and hold separate and deposit the same when and as received


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     into a special account maintained for that purpose with the Bank or its designee, without commingling with other funds.

            B. If the Grantor or UTI shall at any time file a petition seeking relief under the bankruptcy, insolvency or similar laws of any jurisdiction or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or failing timely to controvert such a petition, or if an order or relief is entered against the Grantor under any bankruptcy, insolvency or similar law, which order is not stayed, adjudging it a bankrupt or insolvent, or appointing a receiver, liquidator or trustee of Grantor or its properties or ordering the reorganization, winding-up or liquidation of the affairs of the Grantor, or if 30 days have passed after the filing of any involuntary petition against the Grantor seeking the relief specified in this paragraph C without the petition being dismissed prior to that time (any such occurrence being referred to as an "Event of Bankruptcy"), then the Borrower shall immediately have all the rights described in Section 10.A(d) above, without any need for demand, notice or the passage of time.

            C. All proceeds of Receivables and Related Documents received by the Bank following an Event of Default or an Event of Bankruptcy or held by the Bank at the time of an Event of Default or an Event of Bankruptcy shall be applied as follows:

            First: to the payment of all costs and reasonable expenses of the Bank in administering and enforcing this Agreement, including the reasonable fees and out-of-pocket expenses of counsel to the Bank employed in connection therewith, and all other obligations secured hereby other than the Obligations;

            Second: to the payment or reduction of any or all of the Obligations arising under the Guaranty (whether or not then due), including, without limitation, interest thereon to the date of payment at the rate specified therefor; any surplus to be paid to the order of the Grantor or as a court of competent jurisdiction may direct;

            provided, however, that the time of application of any such proceeds shall be at the absolute discretion of the Bank.

            SECTION 11. Indemnity and Expenses:

            (a) the Grantor agrees to indemnify the Bank from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Bank's gross negligence or willful misconduct.


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            (b) The Grantor will upon demand pay to the Bank the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and Banks, which the Bank may incur in connection with (i) the administration of this Agreement after an Event of Default or an Event of Bankruptcy, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Bank hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

            SECTION 12. Amendments, Counterparts:

            (a) No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Bank and the Grantor. No consent to any departure by the Grantor herefrom shall be effective unless signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (b) This Agreement maybe signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same by instrument. This Agreement shall become effective upon receipt by the Bank of counterpart hereof signed by the Grantor.

            SECTION 13. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (which may include facsimile) and shall be delivered or sent to such party at the address indicated below, or to such other address as it may by written notice to the other party herein have designated for such purpose.

            If to the Grantor:

                            Union-Transport Corporation
                            1660 Walt Whitman Road
                            Melville, NY 11747
                            Attention: Vice President of Finance


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            If to the Bank:

                            Nedcor Bank Limited
                            20 Abchurch Lane
                            London EC4N 7AD
                            England Attention: General Manager

            Any such notice, demand or other communication shall not be effective until actually received.

            SECTION 15. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full (after the termination of the Guaranty) of the Obligations, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure to the benefit of the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Bank may assign or otherwise transfer any of its rights under the Guaranty to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Bank will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

            SECTION 16. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Loan Agreement or the Service Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

            IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                               UNION-TRANSPORT CORPORATION


                                               By Illegible
                                                 -------------------------------
                                               Title: Vice President-Finance

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                                    EXHIBIT A

STATE                         LOCATION OF OFFICE(S) OF UNION-TRANSPORT
                              CORPORATION

California                    5422 W. Rosecrans Avenue
                              Lawndale, CA 90260

                              19443 Laurel Park Road,
                              Suite 107 Rancho Dominguez,
                              CA 90220

                              1535 Rollins Road
                              Burlingame, CA 94010

Colorado                      12445 East 39th Avenue
                              Unit A 517
                              Denver, CO 80239-3453

Florida                       3028 N. W. 72nd Avenue
                              Miami, FL 33122

                              6300 Hazeltine National Drive
                              Orlando, FL 32822

                              5600 Airport Blvd., Suite C
                              Tampa, FL 33634

Georgia                       114 Southfield Parkway
                              Suite 170
                              Forest Park, GA 30050

Illinois                      2601 Allan Drive
                              Elk Grove Village, IL 60007-6758

                              1418 Elmhurst Road
                              Elk Grove Village, IL 60007-6758


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STATE                         LOCATION OF OFFICE(S) OF UNION-TRANSPORT
                              CORPORATION

Maryland                      2700 Broeing Highway
                              The Dunmar Building
                              Suite 211 A & B
                              Baltimore, MD 21222-4102

Massachusetts                 30 Railroad Street
                              Revere, MA 02151

Michigan                      27209 Northline Road
                              Taylor, MI 48180-4499

Minnesota                     7700 22nd Avenue South,
                              Suite 171
                              Minneapolis, MN 55460

New Jersey                    447 Schiller Street
                              Elizabeth, NJ 07206

New York                      1660 Walt Whitman Road
                              Melville, NY 11747-3018

                              248-29 Brookville Blvd.
                              Jamaica, NY 11422

North Carolina                1900-G Center Park Drive
                              Charlotte, NC 28217-2901

Oklahoma                      1401 Cornell Parkway
                              Oklahoma City, OK 73108-1811

                              3168 South 108th East Ave., Suite 380
                              Tulsa, OK 74146-1622

Pennsylvania                  1600 Delmar Drive
                              Folcroft, PA 19032


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Texas                         755 Port America Place, Suite 300
                              Grapevine, TX 76051

                              14130 Chrisman Street
                              Houston, TX 77039

Utah                          1959 South 4130 West, Unit D
                              Salt Lake City, UT 84104

Wisconsin                     2110B East College Avenue
                              Cudahy, WI 53110


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